Exhibit 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                      HEALTHCARE REALTY TRUST INCORPORATED

                                    ARTICLE I
                                     OFFICES


     Section 1.1.  Principal  Office.  The principal  office of the  Corporation
                   ------------------
shall be located at such place in the State of Maryland as the Corporation's Board of Directors may from time to time designate.

     Section 1.2. Other Offices.  The  Corporation may also have offices at such
                  --------------
other places within or outside the State of Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II
                          MEETINGS OF THE STOCKHOLDERS

     Section 2.1. Place of Meetings.  Meetings of the stockholders shall be held
                  ------------------
at such place within or outside the State of Maryland as shall be specified in the notice of the meeting or in a waiver thereof.

     Section 2.2. Annual Meeting. An annual meeting of the stockholders shall be
                  ---------------
held during the month of May of each year on a date and time designated by the Board of Directors and as set forth in the notice of the meeting, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. Failure to hold an annual meeting or to hold such meeting at the time prescribed herein will not invalidate the Corporation's existence or affect otherwise valid acts of the Corporation.

     Section 2.3. Special Meetings.  Special meetings of the stockholders may be
                  -----------------
called by the Chairman of the Board, the President, the Board of Directors, or by such person or persons as may be authorized by the Corporation's Charter or by these Bylaws. Except as provided below, the Secretary of the Corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at such meeting. The Secretary shall: (a) inform the stockholders who make the request for a special meeting of the reasonably estimated cost of preparing and mailing a notice of and, if applicable, proxy materials in connection with that meeting; and (b) on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

     Section 2.4.  Notice of  Meetings.  Not less than ten nor more than 90 days
                   --------------------
before each meeting of the stockholders, the Secretary of the Corporation shall give written notice of the meeting to (a) each stockholder of record entitled to vote at the meeting and (b) each other stockholder entitled by applicable law to notice of the meeting. The notice shall state the date, time and place of the meeting, and the purpose of the meeting if the meeting is a special meeting or notice of the purpose is required by the Maryland General Corporation Law. Notice is given to a stockholder when it is: (a) personally delivered to the stockholder; (b) left at the stockholder's residence or usual place of business;
(c) mailed to the stockholder at the stockholder's address as it appears on the records of the Corporation; or (d) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. If mailed, notice is deemed to be given when deposited in the United States mail, postage prepaid, and addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation.

     Section 2.6.  Quorum.  The holders of shares entitled to vote as a separate
                   -------
voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on a matter by a voting group shall constitute a quorum at meetings of stockholders except as otherwise provided by statute or by the Charter with respect to the adoption of any particular matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

     Section 2.7. Adjournment.  If a quorum is not present or represented at any
                  -----------
meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without further notice other than announcement at the meeting, to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

     Section  2.8.  Majority  Rule.  Except  with  respect  to the  election  of
                    ---------------
directors as provided in Section 3.5, a majority of all the votes cast at a meeting of the stockholders at which a quorum is present is sufficient to approve any matter which properly comes before a meeting of the stockholders, unless the vote of a greater number is required by the Maryland General Corporation Law, the Charter or these Bylaws.

     Section 2.9. Voting. Each outstanding share of stock,  regardless of class,
                  -------
is entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, unless otherwise provided pursuant to the Charter or by the Maryland General Corporation Law. Voting on any question or in any election may be by voice vote unless the chairman of the meeting orders otherwise or any stockholder demands that voting be by ballot.

     Section 2.10.  Proxies.  Each stockholder  entitled to vote at a meeting of
                    --------
the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the stockholder by proxy by signing a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including a facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. A copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorized hereunder may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. A proxy shall be filed with the Secretary of the Corporation at or before the time of the meeting. Unless the proxy provides for a longer period, it is not valid more than 11 months after its date. A duly executed proxy shall be irrevocable if it conspicuously states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

     Section  2.11.  Voting  of  Shares  by  Certain  Holders.   Shares  of  the
                     -----------------------------------------
Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy. Shares of the Corporation directly or indirectly owned by it on the applicable record date shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time. Shares of the Corporation acquired by it after the applicable record date and before the time of the meeting may be voted at the meeting by the holders of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

     Section  2.12.  Stock  Ledger;  List of  Stockholders.  The  original  or a
                     --------------------------------------
duplicate of the Corporation's stock ledger shall be kept at the principal office of the Corporation's transfer agent and registrar. The officer or agent who has charge of the stock ledger books of the Corporation shall prepare and make, at least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, to be included in the list required by this Section 2.12 or to vote in person or by proxy at any meeting of the stockholders.

     Section 2.13.  Inspectors.  The Board of Directors  may, at or prior to any
                    -----------
meeting of the stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors are not so appointed or if any of them fails to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares represented at the meeting based on their determination of the validity and effect of proxies, and the existence of a quorum, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine and report the results, and perform such other acts as are proper to conduct the election and voting with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. If there is more than one inspector, the report or certificate of a majority of the inspectors shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

     Section 2.14.  Action Without Meeting.  Any action required or permitted to
                    -----------------------
be taken at a meeting of the stockholders may be taken without a meeting if the following are filed with the records of meetings of the stockholders: (a) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at such meeting. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of the stockholders pursuant to Section 2.8 is the act of the stockholders without a meeting. Action taken by written consent is effective when the last stockholder signs the consent, unless the consent specifies a different effective date.

         Section 2.15.  Business to be Transacted at Annual Meetings.
                        ---------------------------------------------

               (a) Director Nominations. The Board of Directors, or a nominating
                   ---------------------
committee appointed by the Board of Directors, shall nominate candidates for election to the Board of Directors to be elected at meetings of the stockholders at which directors are to be elected.

               (b) Other Stockholder Proposals.
                   ----------------------------

                   (1)  No business   shall   be   transacted  at   any   annual
meeting of the stockholders other than business that is: (i) specified in the Corporation's notice of meeting (including stockholder proposals
included  in   the   Corporation's   proxy   materials   under   Rule  14a-8  of
Regulation 14A or any successor rule ("Rule 14a-8") under the Securities Exchange Act of 1934, as amended ( the "Exchange Act" )), (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper subject for the meeting and which is timely submitted by a stockholder of the Corporation who was a stockholder of record both at the time of the stockholder's submission and at the time of the annual meeting who complies fully with the notice requirements set forth in this Section 2.15(b) in addition to any other applicable law, rule or regulation applicable to such meeting.

                   (2) For business to be properly submitted by a stockholder before any annual meeting under Section 2.15(b (1)(iii) above, a stockholder must give timely notice in writing of such business to the Secretary of the Corporation. To be considered timely, a stockholder's notice must be received by the Secretary at the principal office of the Corporation not earlier than the date which is 150 calendar days nor later than the date which is 120 calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to stockholders in connection with the prior year's annual meeting of the stockholders.

                   (3) If the Corporation did not hold an annual meeting during the previous year, or if the date of the applicable year's annual meeting has been advanced by more than 30 calendar days or delayed by more than 60 calendar days from the first anniversary of the date of the previous year's meeting, then a stockholder's notice must be received by the Secretary not earlier than the date which is 150 calendar days before the date on which the Corporation first mailed its proxy statement to the stockholders in connection with the applicable year's annual meeting and not later than the date of the later to occur of (i) 120 calendar days before the date on which the Corporation first mailed its proxy statement to the stockholders in connection with the applicable year's annual meeting of the stockholders or (ii) ten calendar days after the Corporation's first public announcement of the date of the applicable year's annual meeting of the stockholders.

                   (4) Notwithstanding anything in Section 2.15(b)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this
Section 2.15(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                   (5) A stockholder's notice to the Secretary to submit a nomination or other business to an annual meeting of the stockholders shall set forth: (i) the name and address of the stockholder; (ii) the class and number of shares of stock of the Corporation held of record and beneficially owned by such stockholder; (iii) the name(s), including any beneficial owners, and address(es) of such stockholder(s) in which all such shares of stock are registered on the stock transfer books of the Corporation; (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) a brief description of the business desired to be submitted to the annual meeting of the stockholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of the stockholders; (vi) any personal or other material interest of the stockholder in the business to be submitted; (vii) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (viii) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, a stockholder seeking to submit such business at an annual meeting of the stockholders shall promptly provide any other information reasonably requested by the Corporation.

               (c) General.
                   --------
                   (1) Only those persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible for election as directors at an annual meeting of the stockholders. Only business brought before the meeting in accordance with the procedures set forth in this
Section 2.15 shall be conducted at a meeting of the stockholders. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.15 and, if the chairman of the meeting determines that any proposed nomination or business is not in compliance with this Section 2.15, to declare that such defective proposal shall be disregarded.

                   (2) For purposes of this Section 2.15, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

                   (3)  Notwithstanding  the   foregoing   provisions  of   this
Section 2.15, a stockholder shall also comply with all applicable requirements of state law, the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15.

                   (4)  Notwithstanding   the   foregoing   provisions  of  this

Section 2.15, a stockholder who seeks to have any proposal included in the Corporation's proxy materials shall comply with the requirements of Rule 14a-8 under the Exchange Act, and nothing in this Section 2.15 shall be deemed to affect the rights of stockholders to request inclusion of proposals in, nor the right of the Corporation to exclude proposals from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                   ARTICLE III
                                    DIRECTORS

     Section 3.1.  General  Powers;  Directors  Holding  Over.  The business and
                   -------------------------------------------
affairs of the Corporation shall be managed under the direction of its Board of Directors. In case of failure to elect directors at an annual meeting of the stockholders, the directors holding over shall continue to direct the management of the business and affairs of the Corporation until their successors are elected and qualify.

     Section 3.2. Number.  Except as set forth below, the number of directors of
                  -------
the Corporation shall be not less than three nor more than nine, as determined from time to time by the Board of Directors of the Corporation, who shall be elected at the annual meeting of the stockholders, except as provided in
Section 3.3 below. If at any time the Corporation has less than three stockholders, the number of directors of the Corporation may be less than three but not less than the number of stockholders. Any action by the Board of Directors or stockholders to reduce the number of directors shall not affect the tenure of office of any director.

     Section 3.3.  Classes.  The Board of Directors of the Corporation  shall be
                   --------
classified into three classes, equal or approximately equal in number. If the number of directors is not divisible evenly by three, the Board of Directors shall determine the number of directors to be in each class, with each class to be approximately equal in number. Each such class of directors shall be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. In the event of an increase or decrease in the number of directors, and the number of directors is not divisible evenly by three, the remaining directors by majority vote shall determine the number of directors to be in each class of directors, with each class to be approximately equal in number, to be effective after expiration of the remaining terms of any class which have a reduction in number due to a decrease in the number of directors.

     Section 3.4. Independent Directors. At least a majority of the entire Board
                  ----------------------
of Directors shall be Independent Directors, as hereinafter defined. An "Independent Director" shall mean a director who is not: (a) an officer or employee of the Corporation; (b) the beneficial owner of five percent or more of any class of equity securities of the Corporation, or of any entity that controls, is controlled by, or is under common control with the Corporation; or
(c) a person who has a member of his or her immediate family who has one of the foregoing relationships with the Corporation.

     Section 3.5. Election And Tenure. Until successors are elected and qualify,
                  --------------------
the Board of Directors consists of the individuals named as initial directors in the Charter. Each director shall be elected by a plurality of all the votes cast at a meeting of the stockholders at which a quorum is present, and each director elected shall hold office until the end of his or her term as provided herein, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

     Section 3.6.  Qualifications.  Each director of the Corporation  shall have
                   ---------------
the qualifications required by the Charter or these Bylaws. Directors need not be residents of the State of Maryland or stockholders of the Corporation.

     Section 3.7. Removal.  Any director may be removed: (a) by the stockholders
                  --------
in accordance with the requirements of the Charter; or (b) by the unanimous vote of all of the other members of the Board of Directors.

     Section 3.8. Vacancies.  The stockholders may elect a successor to fill any
                  ----------
vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director and until such director's successor is elected and qualifies. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors that results from any cause except an increase in the authorized number of directors. A majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors and, subject to Section 3.3, determine the class of such additional director or directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of the stockholders and until such director's successor is elected and qualifies.

     Section  3.9.  Lack of  Directors.  If at any  time,  by reason of death or
                    -------------------
resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may call a special meeting of the stockholders in accordance with the provisions of the Charter or these Bylaws, and an election of directors may be held in the manner provided by the Charter, these Bylaws or the Maryland General Corporation Law.

     Section 3.10. Resignation.  A director may resign at any time by delivering
                   ------------
written notice to the Corporation, the Board of Directors, the Chairman of the Board or the President. A resignation is effective when notice is delivered, unless the notice specifies a later effective date.

     Section  3.11.  Quorum.  A majority of the entire Board of Directors  shall
                     -------
constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.12. Annual Meeting.  The annual meeting of the Board of Directors
                   ---------------
for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year as soon as reasonably practicable following the annual meeting of the stockholders. No notice of such meeting shall be necessary in order to legally constitute the meeting, provided a quorum is present. Annual meetings may be held at such places, within or outside the State of Maryland, as may from time to time be determined by the Board of Directors.

     Section 3.13. Regular Meetings.  Regular meetings of the Board of Directors
                   -----------------
may be held without notice at such places, within or outside the State of Maryland, on such dates and at such times as may from time to time be determined by the Board of Directors.

     Section 3.14. Special Meetings.  Special meetings of the Board of Directors
                   -----------------
may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of two directors. Notice of special meetings of the Board of Directors shall be given to each director at least one day prior to the meeting. Notice need not be in writing. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Such meetings shall be held at such places, within or outside the State of Maryland, on such dates and at such times as may be stated in the notice.

     Section 3.15.  Action Without Meeting.  Any action required or permitted to
                    -----------------------
be taken at a meeting of the Board of Directors or of a committee of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is: (a) signed by each member of the Board of Directors or committee; and (b) filed with the minutes of proceedings of the Board of Directors or committee. The affirmative vote of the number of directors that would be necessary to authorize or take action at a meeting, pursuant to
Section 3.17, is the act of the Board of Directors without a meeting. Action taken by written consent is effective when the last director signs the consent unless the consent specifies a different effective date.

     Section 3.16.  Meetings by Telephone.  Members of the Board of Directors or
                    ----------------------
any committee may participate in a meeting by means of a conference telephone or similar communications equipment provided all persons participating in the meeting can hear each other at the same time. A director participating in such a meeting is deemed to be present in person at the meeting.

     Section  3.17.  Majority  Rule.  The action of a majority of the  directors
                     ---------------
present at a meeting at which a quorum is present is the action of the Board of Directors unless the Charter, these Bylaws or the Maryland General Corporation Law requires a greater number.

     Section 3.18. Interested Director Transactions.  No contract or transaction
                   ---------------------------------
(including, without limitation, a property acquisition or disposition) between the Corporation and any of its directors, or between the Corporation and any other corporation, firm or entity in which any of its directors is a director, or has a material financial interest, shall be void or voidable solely for this reason, or solely because the director is present at the meeting of the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction, or solely because his or her vote is counted for such purpose, if such interested director complies with the requirements of Section 2-419(b) of the Maryland General Corporation Law or the contract or transaction is fair and reasonable to the Corporation. Common or interested directors or the stock owned by them or by an interested corporation, firm or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

     Section 3.19. Compensation. The Board of Directors shall have the authority
                   -------------
to fix the  compensation  of directors,  including  compensation  for service on
committees.   The  Board  of  Directors  may  delegate  this  authority  to  its
Compensation Committee as set forth in Section 4.5. Such compensation may include stock options, restricted stock or other securities awarded under a plan approved by the Board of Directors or the stockholders of the Corporation. Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties.

     Section 3.20. Organization. At every meeting of the Board of Directors, the
                   -------------
Chairman of the Board, or in the case of a vacancy in the office or absence of the Chairman of the Board, the President or, in the absence of the President, a chairman chosen by a majority of the directors present, shall act as chairman of the meeting, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, if any, or any other person appointed by the chairman of the meeting, shall act as secretary of the meeting.


                                   ARTICLE IV
                                   COMMITTEES

     Section  4.1.  Appointments  and  Powers.  The  Corporation  shall  have an
                    --------------------------
Executive Committee, an Audit Committee and a Compensation Committee. Each of the Audit Committee and the Compensation Committee shall have as members no less than two Independent Directors. In addition, the Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees composed of one or more directors. The Board of Directors may designate one or more directors as alternative members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall not be counted for purposes of determining a quorum unless acting for an absent or disqualified member, in which case they shall be counted in the place of the absent or disqualified member. The committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not: (i) authorize dividends on shares of the Corporation's capital stock; (ii) amend these Bylaws; (iii) approve any merger or share exchange which does not require stockholder approval; or (iv) authorize or approve the issuance or sale or contract for sale of shares, except that if the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, such committee may authorize or fix the terms and conditions of stock subject to classification or reclassification and the terms on which any stock may be issued in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Committees may set their own policies and procedures to the extent consistent with the Maryland General Corporation Law.

     Section  4.2.  Minutes.  Committees  shall  keep  regular  minutes of their
                    --------
proceedings and report the same to the Board of Directors when required.

     Section 4.3. Executive Committee.  The Executive Committee shall act in the
                  --------------------
absence of the Board of Directors and shall be delegated all of the powers of the Board of Directors except as limited by the Maryland General Corporation Law.

     Section 4.4. Audit  Committee.  The Audit  Committee shall have the special
                  -----------------
duties described below:

     (a) The Audit Committee shall select and engage on behalf of the Corporation, and fix the compensation of, a firm of independent certified public accountants whose duty it shall be to audit the books and accounts of the Corporation and its subsidiaries for the fiscal year in which they are appointed, and who shall report to such Audit Committee.

     (b) The Audit Committee shall confer with the independent certified public accountants and shall determine, and from time to time shall report to the Board of Directors upon, the plans and results of the auditing of the books and accounts of the Corporation.

     (c) The Audit Committee shall review the services provided by, the independence of, and the fees charged by the independent certified public accountants, and from time to time shall report upon the same to the Board of Directors.

     (d) The Audit Committee shall review the adequacy of the Corporation's internal accounting controls, and from time to time shall report upon the same to the Board of Directors.

     (e) The Audit Committee shall have such other powers as may be delegated by the Board of Directors from time to time.

None of the members of the Audit Committee shall be officers or employees of th Corporation.

     Section 4.5.  Compensation  Committee.  The  Compensation  Committee  shall
                   ------------------------
establish a general compensation policy for the Corporation, shall (subject to any delegated authority under Section 3.19) approve increases in directors' fees and shall approve increases in salaries paid to officers and senior employees earning an annual base salary in excess of $200,000. The Compensation Committee shall have all the powers of administration under all of the Corporation's employee benefit plans, including any stock compensation plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee shall determine, subject to the provision of the Corporation's plans, the directors, officers and employees of the Corporation eligible to participate in any of the plans, the extent of such participation, and the terms and conditions under which benefits may be vested, received or exercised.

                                    ARTICLE V
                                     NOTICES

     Section 5.1.  Notice.  Except as otherwise  specifically  provided  herein,
                   -------
notices to the stockholders and directors shall specify the date, time and place of the meeting. Notice is given to a stockholder as provided in Section 2.4. Notice is given to a director when it is: (a) personally delivered or communicated by telephone to the director; (b) left at the director's residence or usual place of business; (c) mailed to the director at the director's address as it appears on the records of the Corporation; or (d) transmitted to the director by electronic mail to any electronic mail address of the director or by any other electronic means. If mailed, notice is deemed to be given when deposited in the United States mail, postage prepaid, and addressed to the director at the director's address as it appears on the records of the Corporation.

     Section 5.2.  Waiver of Notice.  Whenever any notice of the time,  place or
                   -----------------
purpose of a meeting is required to be given to any stockholder or director under the Maryland General Corporation Law, the Charter or these Bylaws, a written waiver, signed by the person entitled to notice and delivered to the Corporation and filed with the Corporation's minutes or records, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Board of Directors or members of a committee of the Board of Directors need be specified in any written waiver of notice unless required by the Charter, these Bylaws or the Maryland General Corporation Law.

     Section 5.3.  Attendance  Constitutes  Waiver.  Attendance of a person at a
                   --------------------------------
regular or special meeting of the stockholders, the Board of Directors, or any committee of the Board of Directors in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VI
                                    OFFICERS

     Section 6.1.  Officers.  The officers of the Corporation shall consist of a
                   ---------
Chairman of the Board, President, Secretary and Treasurer, and may include a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents (any one or more of which may be designated as a senior or executive vice president), a Chief Financial Officer and one or more assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries, each of whom shall be elected by the Board of Directors. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. Any number of offices may be held by the same person except the offices of President and Vice President shall not be held by the same person concurrently.

     Section  6.2.  Election.  At the first  meeting  of the Board of  Directors
                    ---------
following the annual meeting of the stockholders, or as soon thereafter as is conveniently possible, the Board of Directors shall elect a Chairman of the Board, President, Secretary and Treasurer and such other additional officers, assistant officers and agents as may be deemed necessary. The Board of Directors may elect officers at such additional times as it deems advisable. The election or appointment of an officer shall not by itself create contract rights.

     Section 6.3. Removal.  If the Board of Directors in its judgment finds that
                  --------
the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation. The removal of an officer or agent does not prejudice any of his or her contract rights, if any, with the Corporation.

     Section  6.4.  Term of Office;  Resignation;  Vacancies.  An officer of the
                    -----------------------------------------
Corporation shall serve for the term provided within any applicable contract for employment or, absent such contract, shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts such later date, the Board of Directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors or by such officer or agent of the Corporation to whom the Board of Directors may expressly delegate such authority.

     Section  6.5.  Chairman  of the Board.  The  Chairman of the Board shall be
                    -----------------------
chosen from among the members of the Board of Directors, shall be the Chief Executive Officer of the Corporation, shall perform such duties as may be delegated by the Board of Directors and shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have general powers and duties of supervision and management usually vested in the office of chairman of the board and chief executive officer of a corporation, except as modified by the Board of Directors. The Chairman of the Board shall have general supervision, direction and control of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 6.6. President.  The President shall have general powers and duties
                  ----------
of supervision and management usually vested in the office of president of a corporation, except as modified by the Board of Directors. The President shall have general supervision, direction and control of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall have the power to appoint, remove and suspend subordinate officers, agents and factors upon such terms and conditions as he deems reasonable and appropriate. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.

     Section 6.7. Chief Financial Officer.  The Board of Directors may designate
                  ------------------------
a Chief Financial Officer from among the elected officers. Said officer will have the responsibilities and duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section 6.8. Vice Presidents.  The Vice Presidents shall, in the absence or
                  ----------------
disability of the President, perform the duties and exercise the powers of the President as determined by the Board of Directors. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section  6.9.  Secretary.  The  Secretary  shall attend all meetings of the
                    ----------
Board of Directors and the stockholders, and record all the proceedings of such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section 6.10. Assistant  Secretaries.  The Assistant  Secretaries shall, in
                   -----------------------
the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary as determined by the Board of Directors. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section 6.11. Treasurer.  The Treasurer shall have custody of the corporate
                   ----------
funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section 6.12. Assistant Treasurers.  The Assistant Treasurers shall, in the
                   ---------------------
absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer as determined by the Board of Directors. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.


                                   ARTICLE VII
                                     SHARES

     Section 7.1.  Certificates For Shares.  The shares of the Corporation shall
                   ------------------------
be represented by certificates which shall be in a form approved by the Board of Directors and contain such information as may be required by the Maryland General Corporation Law or any securities exchanges on which any shares of the Corporation may be listed.

     Section  7.2.  Facsimile  Signatures.  Any or  all  the  signatures  on the
                    ----------------------
certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

     Section 7.3. Lost, Stolen or Destroyed Certificates. The Board of Directors
                  ---------------------------------------
may determine the conditions for issuing a new stock certificate in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. The Board of Directors may require the owner of the lost, stolen or destroyed certificate to give to the Corporation a bond with sufficient surety to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. The issuance of a new certificate under this Section 7.3 does not constitute an over issue of the shares it represents.

     Section 7.4.  Transfer Of Shares.  Upon surrender to the Corporation or the
                   -------------------
transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section  7.5.  Record  Date For  Notice  and  Voting.  For the  purpose  of
                    --------------------------------------
determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to the stockholders. The record date shall be not more than 90 days nor less than ten days before the date on which the action requiring the determination will be taken. The transfer books may not be closed for a period longer than 20 days. If no record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of the stockholders shall be the later of: (a) the close of business on the day on which notice of the meeting is mailed; or (b) the 30th day before the meeting. A determination of the stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting not more than 120 days after the original record date; provided, however, that the Board of Directors may fix a new record date of the adjourned meeting.

     Section 7.6. Record Date For Dividends.  For the purpose of determining the
                  --------------------------
stockholders entitled to receive payment of any dividend or an allotment of any rights, the record date is such date as is determined by the Board of Directors in accordance with Section 2-511 of the Maryland General Corporation Law.

     Section 7.7.  Stockholders Of Record.  The Corporation shall be entitled to
                   -----------------------
recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 8.1. Dividends and Distributions.  Subject to the provisions of the
                  ----------------------------
Charter and the Maryland General Corporation Law, the Board of Directors of the Corporation may, at any regular or special meeting, authorize the payment of dividends and other distributions upon the capital stock of the Corporation, as and when the Board of Directors may deem expedient. Dividends and other distributions may be paid in cash, property or shares of the Corporation, subject to the provisions of Maryland General Corporation Law and the Charter.

     Section 8.2. Checks,  Notes and Drafts. All checks,  notes, drafts or other
                  --------------------------
orders for the payment of money, or other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 8.3. Fiscal Year. The fiscal year of the  Corporation  shall be the
                  ------------
calendar year, unless otherwise fixed by the Board of Directors.

     Section 8.4.  Annual  Statement  Of Affairs.  The  President,  or any other
                   ------------------------------
executive officer of the Corporation designated by the Board of Directors, shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after such meeting, placed on file at the principal office of the Corporation.

     Section 8.5. Statements From Stockholders.  In order to maintain its status
                  -----------------------------
as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation shall demand annual written statements from the stockholders of record disclosing the actual owners of the shares of the Corporation to the extent required by Treasury Regulation Section
1.857-8(d). Such written statements from the stockholders of record shall be demanded by the Corporation within 30 days after the close of the Corporation's taxable year. A list of the persons failing or refusing to comply in whole or in part with the Corporation's demand for statements shall be maintained as part of the Corporation's records. The Corporation shall also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as to actual ownership of those shares and a list of those persons failing or refusing to comply with that demand. Stockholders of the Corporation shall comply with the Corporation's demand for statements pursuant to Section 857 of the Code.


                                   ARTICLE IX
                                   AMENDMENTS

     The Board of Directors may amend or repeal any provision of these Bylaws without the consent of the stockholders, unless (i) the Charter or the Maryland General Corporation Law reserves this power exclusively to the stockholders, or
(ii) the stockholders, in amending or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that particular bylaw. Notwithstanding any of the provisions of these Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, or these Bylaws) the affirmative vote of the holders of at least 90% of the common stock and, if any, preferred stock entitled to vote, voting together as a single class, shall be required in order for the stockholders to amend or repeal any provision of these Bylaws.


                                    ARTICLE X
                                 INDEMNIFICATION

     The Corporation shall indemnify and advance expenses to its directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law, and as provided in the Corporation's Articles of Incorporation. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations.


                                   ARTICLE XI
                                 EMERGENCY BYLAW

     In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the Board of Directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the Maryland General Corporation Law not inconsistent with this bylaw. If less than three regularly elected directors are present, the director present having the greatest seniority as a director may appoint one or more persons (not to exceed the number most recently fixed by the Board pursuant to Section 3.2) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to four additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the Board of Directors may be called in an emergency by the director or, if no director is present at the Corporation's principal offices, by the officer present having the greatest seniority as an officer.

                                   Exhibit 10

                                 AMENDMENT NO. 1
                           TERM LOAN CREDIT AGREEMENT


     THIS AMENDMENT NO. 1 dated as of October 14, 1999 (the "Amendment") to the Term Loan Credit Agreement referenced below, is by and among HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation, and CAPSTONE CAPITAL CORPORATION, a Maryland corporation, as Borrowers, the banks identified therein and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent. Terms used but not otherwise defined shall have the meaning provided in the Term Loan Credit Agreement.


                               W I T N E S S E T H

     WHEREAS, a $200 million term loan facility, consisting of a $187.4 million Tranche A Term Loan to Healthcare Realty Trust Incorporated ("HRT") and a $12.6 million Tranche B Term Loan to Capstone Capital Corporation ("CCT", and together with HRT, the "Borrowers"), was established pursuant to the terms of that Credit Agreement dated as of October 15, 1998 (as amended and modified, the "Term Loan Credit Agreement") among HRT and CCT, as Borrowers, the banks identified therein, and NationsBank, N.A., (now known as Bank of America, N.A.), as Administrative Agent;

     WHEREAS, approximately $147.7 million remains outstanding on the Tranche A Term Loan and the Tranche B Term Loan has been paid;

     WHEREAS, HRT has requested extension of the Tranche A Term Loan and certain other modifications to the Term Loan Credit Agreement;

     WHEREAS, the Banks have agreed to the requested extension and modifications on the terms and conditions set forth herein;

     NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:

     1. The Term Loan Credit Agreement is amended and modified in the following respects:

        1.1 The Tranche A Maturity Date is extended to January 14, 2000.

        1.2 The definition of "Applicable Percentage" is amended to read as follows:

            "Applicable Percentage" means for any day, a rate per annum equal to (i) one and three-fourths percent (1.75%) in the case of Eurodollar Loans, and (ii) three-fourths of one percent (0.75%) in the case of Base Rate Loans.

        1.3 Notwithstanding anything to the contrary contained in the Term Loan Credit Agreement, the Banks hereby consent to prepayment of up to $16.5 million on indebtedness owing to SouthTrust Bank, N.A. provided that the principal balance of the Tranche A Term Loan is at such time [$63.45] million or less.

     2. This Amendment shall be effective upon satisfaction of the following conditions:

        (a) receipt by the Agent of executed signature pages from the Banks and the Borrowers; and

        (b) receipt by the Agent for the ratable benefit of the Banks holding the Tranche A Term Loan an amendment fee of twenty five basis points(0.25%) on the outstanding principal balance of the Tranche A Term Loan.

     3. HRT will deliver to the Agent on or before October 30, 1999 certified copies of resolutions and other documentation evidencing approval of the transactions contemplated in this Amendment and a legal opinion of counsel for the Borrowers, in form reasonably satisfactory to the Agent and the Banks, and including, among other things, enforceability of this Amendment.

     4. Except as modified hereby, all of the terms and provisions of the Term Loan Credit Agreement (including schedules and exhibits) shall remain in full force and effect.

     5. The Borrowers agree to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment,including the reasonable fees and expenses of Moore & Van Allen, PLLC.

     6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     7. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.




                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be executed as of the day and year first above written.

BORROWERS:                             HEALTHCARE REALTY TRUST INCORPORATED,
                                       a Maryland corporation

                                       By: ________/s/________________________
                                       Name:  Timothy G. Wallace
                                       Title:    Executive Vice President

AGENT: BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as Agent under the Term Loan Credit Agreement

                                       By:__________________________________
                                       Name:
                                       Title:

BANKS:                                 BANK OF AMERICA, N.A. (formerly known as
                                       NationsBank, N.A.)

                                       By:__________________________________
                                       Name:
                                       Title:

ACKNOWLEDGED & AGREED:

GUARANTORS:                   DURHAM MEDICAL OFFICE BUILDING, INC.,
                              a Texas corporation
                              HEALTHCARE REALTY SERVICES INCORPORATED, an Alabama corporation
                              HR ASSETS, INC., a Texas corporation
                              FIR CAPITAL, INC., a Texas corporation
                              HR FUNDING, INC., a Texas corporation
                              HR INTERESTS, INC., a Texas corporation
                              HR OF TEXAS, INC., a Maryland corporation
                              HRT OF ALABAMA. INC., an Alabama corporation
                              HRT OF DELAWARE, INC., a Delaware corporation
                              HRT OF FLORIDA, INC., a Florida corporation
                              HRT OF ROANOKE, INC. a Virginia corporation
                              HRT OF TENNESSEE, INC., a Tennessee corporation
                              HRT OF VIRGINIA, INC., a Virginia corporation
                              PENNSYLVANIA HRT, INC., a Pennsylvania corporation
                              HR of SAN ANTONIO, INC., a Texas corporation


                              By: /S/______________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President
                              for each of the foregoing subsidiaries

                              PASADENA MEDICAL PLAZA SSJ, LTD.,
                              A Florida limited partnership

                              By:  Healthcare Realty Trust Incorporated,
                              a Maryland corporation


                              By:/S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              SAN ANTONIO SSP, LTD., a Texas limited partnership

                              By: SSP San Antonio, Inc., a Texas corporation, as General Partner


                              By: /S/_____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              HR ACQUISITION I CORPORATION,
                              f/k/a Capstone Capital Corporation,
                              a Maryland corporation
                              CAPSTONE CAPITAL OF ALABAMA, INC.,
                              an Alabama corporation
                              CAPSTONE-CAPITAL OF BAYTOWN, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF BONITA BAY, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF CALIFORNIA, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF CAPE CORAL, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF KENTUCKY, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF LAS VEGAS, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF LOS ANGELES, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF MASSACHUSETTS. INC., an Alabama corporation
                              CAPSTONE CAPITAL OF PENNSYLVANIA, INC.,
                              a Pennsylvania corporation
                              CAPSTONE CAPITAL OF SARASOTA, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF TEXAS, INC
                              an Alabama corporation
                              CAPSTONE CAPITAL OF VIRGINIA. INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL PROPERTIES, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL SENIOR HOUSING, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF OCOEE, INC.,
                              an Alabama corporation
                              CAPSTONE CAPITAL OF PORT ORANGE, INC.,
                              an Alabama corporation

                              By: /S/________________________________
                              Name:  Roger O. West
                              Title:  Executive Vice President

         for each of the foregoing subsidiaries of HR Acquisition I Corporation;

                              CAPSTONE OF BONITA BAY, LTD., an Alabama limited partnership

                              By:  CAPSTONE CAPITAL OF BONITA BAY, INC.,
                              an Alabama corporation, as General Partner

                              By: /S/_____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President


                              CAPSTONE OF LOS ANGELES, LTD., an Alabama limited partnership

                              By: CAPSTONE CAPITAL OF CALIFORNIA, INC., an
                              Alabama Corporation,  as General Partner

                              By: /S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President
                              CAPSTONE OF CAPE CORAL, LTD., an Alabama limited partnership

                              By: CAPSTONE CAPITAL OF CAPE CORAL. INC.. an
                              Alabama corporation, as General Partner

                              By: /S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              CAPSTONE OF LAS VEGAS, LTD., an Alabama limited partnership

                              BY: CAPSTONE CAPITAL OF LAS VEGAS, INC., an
                              Alabama corporation, as General Partner

                              By: /S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              CAPSTONE OF SARASOTA.. LTD., an Alabama limited partnership

                              By: CAPSTONE CAPITAL OF SARASOTA, INC., an Alabama


                              By: /S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              CAPSTONE CAPITAL OF SAN ANTONIO. LTD., an Alabama limited partnership

                              By: CAPSTONE CAPITAL OF TEXAS, INC., an Alabama corporation, as General Partner

                              By: /S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              CAPSTONE OF VIRGINIA LIMITED PARTNERSHIP, an
                              Alabama limited partnership

                              BY CAPSTONE CAPITAL OF VIRGINIA, INC., an Alabama corporation, as General Partner

                              By: /S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              CAPSTONE OF OCOEE, LTD., an Alabama limited partnership

                              By: CAPSTONE CAPITAL OF OCOEE, INC., an Alabama corporation, as General Partner

                              By: /S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              CAPSTONE OF PORT ORANGE, LTD., an Alabama limited partnership

                              By: CAPSTONE CAPITAL OF PORT ORANGE, INC., an Alabama corporation, as General Partner

                              By: /S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              CAP-BAY IV, LTD., an Alabama limited partnership

                              BY: CAPSTONE CAPITAL SENIOR HOUSING, INC., an Alabama corporation, as General Partner

                              By: /S/____________________________
                              Name:  Roger O. West
                              Title:   Executive Vice President

                              CAP-BAY V, LTD., an Alabama limited partnership

                               By: CAPSTONE CAPITAL SENIOR HOUSING, INC., an Alabama corporation, as General Partner

                               By: /S/____________________________
                               Name:  Roger O. West
                               Title:   Executive Vice President

                               CAP-BAY VII, LTD., an Alabama limited partnership

                               By: CAPSTONE CAPITAL SENIOR HOUSING, INC., an Alabama corporation, as General Partner

                               By: /S/____________________________
                               Name:  Roger O. West
                               Title:   Executive Vice President

                               CAP-BAY VIII, LTD., an Alabama limited
                               partnership

                               By: CAPSTONE CAPITAL OF CALIFORNIA, INC.,
                               an Alabama Corporation, as General Partner

                               By: /S/____________________________
                               Name:  Roger O. West
                               Title:   Executive Vice President